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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR






We hereby consent to the use in this Registration Statement for Medium4.com, Inc. of our independent auditor's report, dated March 16, 2000, relating to the financial statements of Medium4.com, Inc. as of December 31, 1999 and 1998, and for the year ended December 31, 1999, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement, with respects only pertaining to Medium4.com, Inc.

Radin Glass & Co., LLP

New York, New York
June 21, 2000